SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934


              Date of Report:  September 30, 1996



                    SBC COMMUNICATIONS INC.

                     A Delaware Corporation

                   Commission File No. 1-8610

                  IRS Employer No. 43-1301883

           175 E. Houston, San Antonio, Texas  78205

                Telephone Number (210) 821-4105


Item 5. Other Events

On August 22, 1996, Moody's Investors Service lowered the ratings of Pacific Bell's debentures and notes from Aa3 to A1, Pacific Bell's shelf registration of debt securities from (P)Aa3 to
(P)A1, PacTel Capital Resources' medium-term notes from A1 to A2, PacTel Capital Resources' shelf registration of debt securities from (P)A1 to (P)A2, and Pacific Telesis Financing I and II's Trust Originating Preferred Securities from "a1" to "a2". It also lowered Pacific Telesis Group's counterparty Rating from A1 to A2.

On September 27, 1996, Southwestern Bell Capital Corporation, a wholly-owned subsidiary of SBC Communications Inc., changed its name to SBC Communications Capital Corporation.

Item 7.  Financial Statements and Exhibits

SBC Communications Inc. is filing herewith the following exhibits:

     (c)  Exhibits.


Exhibit
Number    Description

1         Selling Agency Agreement, dated September 30,
          1996, among SBC Communications Capital Corporation, SBC Communications Inc., Salomon Brothers Inc, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Bear, Stearns & Co. Inc., relating to $1,000,000,000 Medium-Term Notes, Series E, Due Nine Months or More From Date of Issue.

4-a       SBC Communications Capital Corporation Officers'
          Certificate dated September 30, 1996, setting forth the terms of the Medium-Term Notes, Series E, Due Nine
          Months or More From Date of Issue,  pursuant to section
          2.02(a) of the Indenture.

4-b       Form of Fixed Rate Note.

4-c       Form of Floating Rate Note.

4-d       Form of Global Fixed Rate Note.

4-e       Form of Global Floating Rate Note.

15        Letter re: unaudited interim financial information.

23        Consent of Coopers & Lybrand L.L.P., Independent
          Auditors.


                 SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              SBC Communications Inc.



                              By:  /s/ Donald E. Kiernan
                                 Donald E. Kiernan
                                 Senior Vice President, Treasurer
                                 and Chief Financial Officer


September 30, 1996